Exhibit 99.1

CHINA JO-JO DRUGSTORES, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS Special MEETING OF STOCKHOLDERS – , 2021 AT ET ( , 2021 AT BEIJING TIME)
CONTROL ID:
REQUEST ID:

The undersigned hereby appoints Lei Liu as proxy of the undersigned, with full power of substitution, to vote all the shares of common stock of China Jo-Jo Drugstores, Inc. held of record by the undersigned on , at the special meeting of shareholders to be held on 2021 at pm E.T. ( 2021 at , Beijing time), or any adjournment thereof. The meeting will be held at the company’s principal executive offices located at Hai Wai Hai Tongxin Mansion Floor 6, Gong Shu District, Hangzhou City, Zhejiang Province, P. R. China, 310008.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/CJJD
PHONE:	1-866-752-VOTE(8683)

SPECIAL MEETING OF THE STOCKHOLDERS OF CHINA JO-JO DRUGSTORES, INC.			PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Proposal 1	- The Board of Directors recommends you vote FOR the following proposal:	à	FOR	AGAINST	ABSTAIN
	To approve and adopt of the agreement and plan of merger (the “Merger Agreement”) by and between the Company and China Jo-Jo Drugstores Holdings, Inc., an exempted company incorporated under the laws of the Cayman Islands and a wholly owned subsidiary of the Company (“CJJD Cayman”), which included a plan of merger required to be filed with the Register of Companies of the Cayman Islands, substantially in the form as attached as Annex A to the Merger Agreement (the “Plan of Merger”), pursuant to which the Company will merge with and into CJJD Cayman, with CJJD Cayman as the surviving company upon the merger becoming effective, and whereby each issued and outstanding share of the common stock of the Company will be converted into the right to receive one ordinary share of CJJD Cayman (the “Redomicile Merger”).		☐	☐	☐

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):

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IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2021

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)